Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2009 of Och-Ziff Capital Management Group LLC (the “Company”).

We, Daniel Och and Joel Frank, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that, to the best of our knowledge:

i.	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2009	/s/ Daniel Och
	Name:	Daniel Och
	Title:	Chief Executive Officer, Executive Managing
Director and Chairman of the Board of Directors

Date: November 4, 2009	/s/ Joel Frank
	Name:	Joel Frank
	Title:	Chief Financial Officer, Executive Managing
Director and Director